UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 18, 2024

Bioethics, Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	333-55254-41	87-045312
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1661 Lakeview Circle, Ogden, UT, 84403

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 801-399-3632

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company o

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. o

Item 7.01.

Regulation FD Disclosure

On or about June 18, 2024, the Registrant Bioethics, Ltd., a Nevada corporation (“Bioethics”), and SILQ Technologies Corporation, a Delaware corporation (“SILQ”), entered into a non-binding letter of intent (the “Letter of Intent’’) to explore entering into a transaction wherein Bioethics acquires SILQ pursuant to a reverse triangular merger (the “Merger”) in which a newly formed subsidiary of Bioethics (“Merger Sub’’) would be merged with and into SILQ, with SILQ surviving as a wholly owned subsidiary of Bioethics. Accordingly, Bioethics, the parent company, would own SILQ as a wholly owned subsidiary. All outstanding shares of SILQ would then be converted into shares of Bioethics common stock pursuant to the Definitive Merger Agreement.

SILQ’s novel, patented technology was spun out of UCLA in 2017 and involves deposition of a chemical coating on the surface of plastic or elastomeric materials. The treatment permanently transforms the surface, delivering properties that are immensely valuable in the multi-billion-dollar medical device, industrial and commercial markets. These properties include resistance to bacterial aggregation (and hence the significant problem of infections in the case of implanted medical devices), suppression of the body’s inflammatory response to foreign objects, resistance to blood clotting, reduction of biofouling, and greater surface lubricity. The company’s first product, a premium urinary catheter, has been cleared for sale by the FDA and is in early stages of commercialization. A recently signed contract with Vizient, Inc. the largest group purchasing organization in the country, will provide the company access to thousands of hospitals and clinics across the US as it seeks to build surgeon and patient adoption.  Other internally generated medical device products will follow. In addition, the company’s business model for maximizing the value of its platform technology involves offering full-service, turnkey coating services to global implantable medical device manufacturers and to companies in industries such as water purification, beverage processing, and pharmaceutical and vaccine production.

Following the closing of the transaction, the parties’ current intention and expectation as set out in the Letter of Intent is that the stockholders of SILQ would own approximately 89% of the fully diluted total outstanding stock of Bioethics, and the stockholders of Bioethics immediately prior to the closing of the transaction, including all current stockholders and all shares to be issued prior to the closing as more fully described in the Letter of Intent,  would own 11% of the total outstanding stock of Bioethics following the transaction. In connection with the proposed Merger, Bioethics has agreed to consummate a 1-for-2 reverse stock split. Prior to the proposed Merger, Bioethics intends to issue common or preferred stock convertible into common stock in order to raise money to pay down debt and incentivize and otherwise compensate Bioethics’ officers, directors and consultants, who have not received cash compensation for years. As a result of the anticipated private placements, issuances to officers, directors and consultants, and stock issuances in connection with the proposed Merger, the existing shareholders of Bioethics, are anticipated to suffer significant dilution from their current ownership as a percentage of outstanding stock of the company. It is currently anticipated that following the closing of the proposed Merger, that there will be at least 50,450,000 shares of Bioethics common stock issued an outstanding. This anticipated post-transaction outstanding stock will include the current outstanding shares of Bioethics after a 1-for-2 reverse stock split, meaning that the ownership of Bioethics of the current Bioethics stockholders, exclusive of all shares to be issued between now and the closing of the transaction, as a percentage of all anticipated outstanding stock will be approximately 1% of all outstanding Bioethics stock following the closing of the transaction. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The terms of the proposed Merger and related transactions must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed Merger will be consummated. Even if a definitive agreement is executed, the terms of the proposed Merger may change materially from the terms set forth in the Letter of Intent. There will be many conditions to closing, many of which are outside of the parties’ control, and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

Any equity securities that may be issued in any capital raise anticipated above, will not be registered under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Bioethics or SILQ.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1Letter of Intent regarding proposed transaction between Bioethics International, Inc. and SILQ

Technologies

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2024Bioethics, Ltd.

/s/ Mark Scharmann

Mark Scharmann

Chief Executive Officer